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                                                                   EXHIBIT 21.1





                           SUBSIDIARIES OF REGISTRANT



                 P.A.M. Transport, Inc. (Arkansas Corporation)

              P.A.M. Special Services, Inc. (Arkansas Corporation)

               P.A.M. Dedicated Services, Inc. (Ohio Corporation)

             P.A.M. Logistics Services, Inc. (Arkansas Corporation)

                        T.T.X., Inc. (Texas Corporation)

                  Choctaw Express, Inc. (Oklahoma Corporation)

                 Choctaw Brokerage, Inc. (Oklahoma Corporation)

              Allen Freight Services, Inc. (Missouri Corporation)